Exhibit 10.10

FIRST AMENDMENT

OF THE

SKY FINANCIAL GROUP, INC. PROFIT SHARING AND 401(K) PLAN

(As Amended and Restated Effective January 1, 2004)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Profit Sharing, 401(k) and ESOP Plan, As Amended and Restated Effective January 1, 2004 (the “Plan”); and

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

NOW, THEREFORE, pursuant to the power reserved to the Company by Section 10.01 of the Plan, and by virtue of the authority delegated to the Committee, the Plan, as previously amended, is hereby further amended, effective as of, and contingent upon the closing of the Company’s sale of the stock of Sky Financial Solutions, Inc. on March 31, 2004, by adding a the following new Section 13.12 to the Plan, immediately after Section 13.11 thereof.

“13.12 Vesting of Sky Financial Solutions, Inc. Employees’ Accounts. Effective March 31, 2004, the Company sold all of the outstanding stock of Sky Financial Solutions, Inc. (‘Sky Solutions’). Effective March 31, 2004 (the ‘Closing Date’), and contingent upon the closing of the sale of all of the outstanding stock of Sky Solutions on the Closing Date, the Accounts of each Participant who is an employee of Sky Solutions on the Closing Date will be fully vested.”

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IN WITNESS WHEREOF, on behalf of the Committee, the undersigned Committee member has executed this amendment this 9th day of March 2004.

SKY FINANCIAL GROUP, INC. BENEFIT PLANS COMMITTEE

By:	\s\ Thomas A. Sciorilli
Its:	Senior Vice President & Chief Human Resources Officer